Exhibit 10.10

FIRST AMENDMENT TO

SUBSCRIPTION ESCROW AGREEMENT

This First Amendment to the Subscription Escrow Agreement (the “Amendment”) is made as of November 15, 2013, by and among the Issuer, Depositor and Escrow Agent.  This Amendment amends the Subscription Escrow Agreement by and among the Issuer, Depositor and Escrow Agent, dated as of September 9, 2013 (the “Agreement”).  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

The second recital of the Agreement is hereby amended to read in its entirety as follows:

WHEREAS, the Issuer intends to offer and sell to investors in a private placement offering (the “Offering”) a maximum of 7,000,000 (the “Maximum Amount”) units of its securities (the “Units”), at a purchase price of $0.50 per Unit (the “Purchase Price”), with each Unit consisting of (i) one share of the Issuer’s common stock (“Common Stock”), and (ii) one warrant representing the right to purchase one share of Common Stock, exercisable for a period of five years at an exercise price of $0.75 per whole share; and in the event the Offering is oversubscribed, the Issuer may, in its discretion, sell up to 1,000,000 additional Units (the “Over-Allotment”) at the same purchase price per Unit;

The third recital of the Agreement is hereby amended to read in its entirety as follows:

WHEREAS, the Offering is being made on a best efforts 3,000,000 Units ($1,500,000) minimum basis (the “Minimum Amount”) and a 7,000,000 Units ($3,500,000) maximum basis until the Maximum Amount is reached, to “accredited investors” in accordance with Rule 506 of Regulation D under the Securities Act, as amended (the “Securities Act”), and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act;

The fourth recital of the Agreement is hereby amended to read in its entirety as follows:

WHEREAS, Units will be offered through January 6, 2014 (the “Initial Offering Period”), which period may be extended, up to an additional 30 days, at the mutual discretion of the Issuer and the Depositor (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”);

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

This Amendment is hereby made part of and incorporated into the Subscription Escrow Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.  The Parties agree for and on behalf of their respective party this 15th day of November, 2013.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SIGNATURE PAGE TO FOLLOW

CSC Trust Company of Delaware

as Escrow Agent

By: /s/ Alan R. Halpern

Name:  Alan R. Halpern

Title:   Vice President

SYMBID CORP.

By:/s/ Noah Levinson

Name: Noah Levinson

Title: Chief Executive Officer

DEPOSITOR

Gottbetter Capital Markets, LLC

By:/s/ Julio A. Marquez

Name:  Julio A. Marquez

Title:  President